UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2006

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

385 East Colorado Boulevard, Suite 299
Pasadena, California   91101
(Address of principal executive offices including zip code)

(626) 578-0777
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On July 14, 2006, Alexandria Real Estate Equities, Inc. (the "Company"), through an affiliate, entered into a definitive agreement with an affiliate of the Massachusetts Institute of Technology ("MIT") to purchase all, or a substantial equity interest in, the leasehold interest in 10.4 acres commonly known as Technology Square at MIT ("Tech Square") in Cambridge, Massachusetts. Alexandria's affiliate will purchase Tech Square, a seven building campus (including a 1,593 space covered car parking garage and a 49 space surface parking lot) containing approximately 1.2 million square feet, for $600 million (subject to MIT retaining up to a 10% interest). The purchase price includes the assumption of the existing financing of approximately $225 million with an interest rate of 5.26%. The transaction is expected to close in the third quarter of 2006.

The press release announcing the entry into a definitive agreement is attached hereto as Exhibit 99.1 and is filed herewith.

ITEM 9.01 Financial Statements and Exhibits

(a), (b) Financial Information

 The requisite financial information with respect to this acquisition will be filed under cover of Form 8-K as soon as practicable, and in any event not later than 71 days after the date this Form 8-K is filed.

(d) Exhibits

  99.1   Press Release dated July 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
July 20, 2006	By: /s/ DEAN A. SHIGENAGA
Dean A. Shigenaga
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1*	Press release dated July 20, 2006

*    Also provided in PDF format as a courtesy.